UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California		90045-6438
(Address of principal executive offices)		(Zip Code)

(310) 342-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of California Pizza Kitchen, Inc. (the “Company”) adopted the Executive Bonus Plan 2010 Quarter 1 Target Program (the “Program”) and set a quarterly bonus target in respect of operating results for the quarter ending April 4, 2010. The target is based on EBITDA After Pre-Opening Costs and is payable pursuant to the Company’s 2005 Executive Bonus Plan approved by stockholders. The Committee intends to adopt quarterly or longer-period bonus targets for the remainder of 2010 at a later date under programs similar to the Program, also to be based on EBITDA After Pre-Opening Costs. The Company may make bonus payouts in 2010 on a quarterly or longer period basis. The Committee also approved a cash bonus, in lieu of stock options or other equity-based incentive grants that otherwise would have been granted in 2010, to Named Executive Officers (the “Officers”) Tom Beck, Rudy Sugueti and Sarah Grover. Each Officer will receive $22,500 in December 2010, and such Officers must be actively employed by the Company at the time of payout in order to be eligible for the bonus.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2010	California Pizza Kitchen, Inc. a Delaware corporation

	By:	/s/ Todd B. Slayton
Chief Accounting Officer and Senior Vice-President Corporate Finance